CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 (File No.333-33449) of our report dated June 2, 1997 except for Note 9 as to which the date is June 17, 1997, on our audits of the consolidated financial statements of Tekgraf, Inc. (formerly Crescent Computers, Inc.); our report dated June 2, 1997, on our audits of the financial statements of Microsouth, Inc.; our report dated May 21, 1997, except for Note 4 as to which the date is June 2, 1997 on our audits of the financial statements of IG Distribution, Inc.; our report dated June 2, 1997, on our audits of the financial statements of Intelligent Products Marketing, Inc.; our report June 2, 1997, on our audits of the financial statements of tekgraf, inc.; our report dated May 12, 1997, except for
Note 7 as to which the date is June 30, 1997 on our audits of the financial statements of G&R Marketing, Inc.; and our report dated May 12, 1997, except for
Note 9 as to which the date is September 30, 1997 on our audits of the financial statements of Computer Graphics Distributing Company. We also consent to the references to our firm under the captions "Experts" and "Selected Financial and Operating Data."

                                                        Coopers & Lybrand L.L.P.

Atlanta, Georgia
October 2, 1997